UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): January 1, 2011

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

Employment Agreement with Daniel Levitt, M.D., Ph.D.

On January 1, 2011, we entered into an employment agreement with Daniel Levitt, M.D., Ph.D., under which we agree to continue to employ Dr. Levitt as our Chief Medical Officer through December 31, 2011.  Under his employment agreement, Dr. Levitt is entitled to a base annual salary of $450,000.  We agree in his employment agreement to review Dr. Levitt’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Dr. Levitt also is eligible to receive a bonus as determined by us in our sole discretion, but not to be less than 25% of his 2011 base salary.  In the event we terminate Dr. Levitt’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with John Y. Caloz

On January 1, 2011, we entered into an employment agreement with John Y. Caloz, under which we agree to continue to employ Mr. Caloz as our Chief Financial Officer through December 31, 2011.  Under his employment agreement, Mr. Caloz is entitled to a base annual salary of $335,000.  We agree in his employment agreement to review Mr. Caloz’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Caloz also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Caloz’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Benjamin S. Levin

On January 1, 2011, we entered into an employment agreement with Benjamin S. Levin, our Vice President — Legal Affairs, General Counsel and Secretary, under which we agree to continue Mr. Levin’s employment in that capacity through December 31, 2011.  Under his employment agreement, Mr. Levin is entitled to a base annual salary of $340,000.  We agree in his employment agreement to review Mr. Levin’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Levin also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Levin’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Scott Wieland

On January 1, 2011, we entered into an employment agreement with Scott Wieland, under which we agree to employ Mr. Wieland as our Senior Vice President – Drug Development, through December 31, 2011.  Under his employment agreement, Mr. Wieland is entitled to a base annual salary of $330,000.  We agree in his employment agreement to review Mr. Wieland’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Wieland also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Wieland’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

Employment Agreement with Scott Geyer

On January 1, 2011, we entered into an employment agreement with Scott Geyer, under which we agree to employ Mr. Geyer as our Senior Vice President – Manufacturing, through December 31, 2011.  Under his employment agreement, Mr. Geyer is entitled to a base annual salary of $300,000.  We agree in his employment agreement to review Mr. Geyer’s base salary periodically, and may increase (but not decrease) it in our sole discretion.  Mr. Geyer also is eligible to receive a bonus as determined by us in our sole discretion.  In the event we terminate Mr. Geyer’s employment without “cause” (as defined in his employment agreement), we agree to pay him a lump-sum severance amount equal to six months’ base annual salary under his employment agreement.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2011	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer